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                                                                    EXHIBIT 23.6



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of Clear Channel Communications, Inc. of our report dated November 3, 1997 relating to the financial statements of Paxson Radio (a division of Paxson Communications Corporation) included in Clear Channel Communications, Inc.'s Current Report on Form 8-K dated December 22, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                              /s/ PRICE WATERHOUSE LLP


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Price Waterhouse LLP


Fort Lauderdale, Florida


March 12, 1998